UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934

Filed by the Registrant ☒                            Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, For Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

The Japan Fund, Inc.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

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☐	Fee paid previously with preliminary materials.

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July 29, 2008

Dear Stockholder:

We are writing to follow-up on previously mailed proxy materials regarding the Special Meeting of Stockholders of The Japan Fund, Inc. (the “Fund”), which is scheduled for August 20, 2008. You are receiving this letter because to date we have not received your vote on the important proposals affecting your investment in the Fund. For the reasons set forth in the proxy materials previously delivered to you, THE FUND’S BOARD MEMBERS RECOMMEND THAT YOU VOTE IN FAVOR OF THE PROPOSALS AND BELIEVE THE PROPOSALS ARE IN THE BEST INTEREST OF THE FUND’S STOCKHOLDERS. We would ask that you vote on these important matters today to ensure that your voice is heard.

Your Vote Is Important!

Although the response thus far has been favorable, not enough votes have been cast to meet the necessary requirements.

Your vote is important no matter how many shares you own. In order for your vote to be counted, we must receive your instructions prior to the meeting date.

To simplify the voting process, we offer you three convenient voting options. We encourage you to utilize one of the following easy options today to record your vote promptly:

1.	Vote by Touch-Tone. You may cast your vote by telephone by calling the toll-free number listed on the enclosed proxy card and following the simple instructions. Please have your proxy materials, including the control number on your proxy card, available.

2.	Vote via the Internet. You may cast your vote using the internet by logging onto the internet address located on the enclosed proxy card and following the instructions on the website. Please have your proxy materials, including the control number on your proxy card, available.

3.	Vote by Mail. You may cast your vote by mail by signing, dating and mailing the enclosed voting instruction form or proxy card in the postage-prepaid return envelope provided.

If you have any questions regarding the proposals or voting process, or would like to obtain additional copies of the materials, do not hesitate to call our proxy solicitor, D.F. King & Co., Inc., whom you may also receive a call from, toll-free at (800) 755-7250.

/s/ William L. Givens
William L. Givens, Chairman

YOUR VOTE IS VERY IMPORTANT.

PLEASE VOTE YOUR SHARES TODAY.

D.F. King & Co., Inc.

Telephone Script

The Japan Fund, Inc.

Introduction

Hello, Mr./Ms. (Stockholder). My name is                     , calling from D.F. King & Co., on behalf of The Japan Fund, Inc. I’m calling to follow-up on The Japan Fund, Inc.’s recent distribution of proxy materials.

Mr./Ms                    , this conversation is being recorded for quality control purposes.

Have you received the materials for The Japan Fund, Inc.’s Special Stockholder Meeting scheduled for August 20, 2008?

IF NO – Then help the stockholder obtain the material he/she requires. If a NOBO, give him/her the 800# and have them call back when they receive the material. If registered, we will send the materials directly. In either case, make sure the address is correct, make any necessary corrections, and code the disposition as “14” or “15”.

IF YES – The Fund’s Board is asking you to consider several proposals, as set forth in the proxy statement dated July 2, 2008. The Fund’s Board recommends that you vote in favor of these proposals. For your convenience, I can record your vote over the telephone right now. Will that be okay?

IF YES – Do you have any questions before we proceed?

Take time to answer all questions carefully. Do not give advice. Remind the stockholder that the fund’s Board has recommended that he/she vote in favor of the proposal. Questions should only be addressed by referring to the proxy statement and reading the appropriate sections.

Good, Let’s proceed. Your vote will be recorded. I will ask you for your full name and address of record and ask you to confirm that you have received the Fund’s proxy materials and have authority to vote the shares. You will be mailed a letter confirming your vote which will provide instructions should you later decide to change your vote.

IF NO – Do you have any questions that I may answer?

Take time to answer all questions carefully. Do not give advice. Remind the stockholder that the fund’s Board has recommended that he/she vote in favor of the proposals. Most questions can be addressed by referring to the proxy statement and reading the appropriate sections.

Begin the Vote

My name is                     , calling from D.F. King & Co. on behalf of The Japan Fund, Inc. Today’s date is                      and the time is                     .

May I please have your full name as your account is registered? (If stockholder is an entity: May I please have the name of your entity, and your name and title) Please confirm that you are authorized to direct the voting of these The Japan Fund, Inc. shares?

May I please have your address of record?

Have you received the Fund’s Proxy materials for its August 20 Meeting?

If the stockholder answers “no” offer to take their name and address and mail the proxy statement.

Actual Voting

The Fund’s Board is asking you to consider several proposals, as described in your proxy materials, and it recommends a vote FOR each proposal. Would you like to vote all of your shares as recommended by the Board in favor of these proposals?

If you are required to read the proposal individually, end each proposal by saying, “The Board recommends that you vote in favor. How would you like to vote?” The valid responses are

F = For proposal.

A = Against proposal.

B = Abstain.

Note that the choices with respect to proposal #3 regarding the nomination of directors are:

F=For all.

W=Withhold all.

E=For all except                     .

Closing

I have recorded your vote(s). You have voted For/Against/Abstain/Withhold. Is that correct? Great. D.F. King will submit your voting instructions to The Japan Fund as your voting agent. In the next 72 hours, we will mail you a letter confirming your vote. If you wish to change your vote for any reason, please call us at the phone number listed in the letter or follow the instructions in your proxy statement. Thank you for your time, and good bye.

Answering Machine Message

Hello, I’m calling regarding your investment in The Japan Fund, Inc. You should have recently received proxy materials in the mail concerning the Fund’s August 20, 2008 Special Meeting of Stockholders.

Your vote is important. Please sign, date and promptly mail your proxy in the postage paid envelope provided.

Internet or touch-tone telephone voting also is available. Please follow the instructions included with your proxy materials.

If you have any questions, require assistance or need new proxy materials, please call D.F. King, which is assisting your Fund, at 1-800-755-7250.

Thank you.